UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On January 31, 2014, Engility Holdings, Inc. (the “Company”) and its wholly owned subsidiary, Engility Corporation, entered into a First Amendment to the Credit Agreement among the Company, Engility Corporation, the subsidiary guarantors party thereto, Bank of America, N.A. (as administrative agent, swing line lender and letter of credit issuer) and each of the lenders listed on the signature pages thereto (the “First Amendment”). The First Amendment provides for $150,000,000 in incremental senior secured credit facilities (the “Incremental Senior Credit Facilities”) subject to the terms of the First Amendment and comprised of:

•	an incremental term loan facility of up to $75,000,000 (the “Incremental Term Loan Facility”) incurred pursuant to and in accordance with the existing credit agreement by and among the Company, Engility Corporation, Bank of America, N.A., as administrative agent, and each of the several lenders from time to time party thereto, dated August 9, 2013 (the “Existing Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”); and

•	an incremental revolving credit facility of up to $75,000,000 (the “Incremental Revolving Credit Facility”) to be incurred pursuant to and in accordance with the Existing Credit Agreement.

A portion of the proceeds of the Incremental Senior Credit Facilities were used to pay a portion of the Offer Price (as defined below) for the Shares (as defined below) of DRC (as defined below) accepted for payment upon the expiration of the offering period of the Offer (as defined below), as well as for repayment of certain of DRC’s indebtedness in connection with the Merger (as defined below).

The Incremental Term Loan Facility will mature on August 9, 2018 and the Incremental Revolving Credit Facility will terminate on August 9, 2018. The Incremental Senior Credit Facilities will bear interest at the same rate as borrowings under the Existing Credit Agreement, which is a variable rate per annum equal to an applicable margin, plus, at Engility Corporation’s option, either (1) a base rate determined by reference to the highest of (a) the prime rate of Bank of America, N.A., (b) the federal funds effective rate plus 0.50% and (c) a LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits for the interest period of one month plus 1.00% or (2) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing. The applicable margin depends on the consolidated leverage ratio of the Company, Engility Corporation and its subsidiaries. The applicable LIBOR margin varies between 2.25% and 3.25%, and the applicable base rate margin varies between 1.25% and 2.25%.

All obligations under the Amended Credit Agreement are unconditionally guaranteed by the Company and certain of its direct or indirect wholly owned domestic subsidiaries. All obligations under the Amended Credit Agreement, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Engility Corporation and the assets of the Company and Engility Corporation’s subsidiary guarantors.

The terms of the Amended Credit Agreement permit prepayment and termination of the loan commitments at any time, subject to certain conditions. The Amended Credit Agreement requires the Company, Engility Corporation and certain of Engility Corporation’s subsidiaries to comply with specified financial covenants, including the maintenance of a certain consolidated debt service coverage ratio and consolidated leverage ratio. The Amended Credit Agreement also contains various covenants, including affirmative covenants with respect to certain reporting requirements and maintaining certain business activities, and negative covenants that, among other things, may limit or impose restrictions on the ability of the Company, Engility Corporation and certain of Engility Corporation’s subsidiaries to incur liens, incur additional indebtedness, make investments, make acquisitions and undertake certain other actions. In addition, the Company is also subject to a passive holding company covenant that limits its ability to engage in certain activities. The Amended Credit Agreement also contains certain customary representations and warranties and provisions related to events of default (including upon a change of control).

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of Tender Offer

As previously disclosed, on December 20, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Engility Corporation, Engility Solutions, Inc., a Massachusetts Corporation and wholly owned subsidiary of Engility Corporation (“Purchaser”), and Dynamics Research Corporation, a Massachusetts corporation (“DRC”). Pursuant to the Merger Agreement, Purchaser offered to purchase all outstanding shares of DRC common stock, par value $0.10 per share (the “Shares”), at a purchase price of $11.50 per Share (the “Offer Price”), to the holder thereof in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 30, 2013 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with Offer to Purchase and all amendments and supplements thereto, collectively constituted the “Offer”).

Upon the expiration of the offering period of the Offer at midnight, New York City time, on Tuesday, January 28, 2014 (which was the end of the day on Tuesday, January 28, 2014), Purchaser accepted for payment approximately 9,025,528 Shares, representing approximately 86% of DRC’s then issued and outstanding Shares. In addition, as of the expiration of the offering period of the Offer, notices of guaranteed delivery were delivered with respect to approximately 126,106 Shares, representing approximately 1% of DRC’s then issued and outstanding Shares.

Consummation of Merger Transaction

On January 31, 2014, pursuant to the terms of the Merger Agreement, Purchaser merged with and into DRC, with DRC continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”).

In order to accomplish the Merger, on January 29, 2014, Purchaser exercised its top-up option pursuant to the Merger Agreement (the “Top-Up Option”), which permitted Purchaser to purchase directly from DRC, at the Offer Price, a number of newly issued Shares (the “Top-Up Shares”) equal to the number of Shares that, when added to the number of Shares owned by Engility Corporation, Purchaser or any other subsidiary of Engility Corporation at the time of such exercise, constituted at least one Share more than 90% of the fully diluted Shares then outstanding (after giving effect to the issuance of the Top-Up Shares).

Based on the Offer Price and the number of Shares validly tendered and accepted for payment at the end of the offering period and after exercising the Top-Up Option, the value of the Shares (excluding the Top-Up Shares) purchased by Purchaser in connection with the Offer on January 31, 2014 was approximately $105,147,973.

As a result of the Merger, each outstanding Share not acquired in the Offer (other than (i) Shares owned by Engility Corporation, Purchaser or any of their direct or indirect wholly owned subsidiaries, (ii) Shares owned by DRC or any of its wholly owned subsidiaries and (iii) Shares held by shareholders who properly exercise appraisal rights under Massachusetts law, if any) was cancelled and converted into the right to receive $11.50 per Share in cash, without interest and subject to any required withholding taxes.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 23, 2013, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2014, the Company borrowed $210,000,000 under the Incremental Senior Credit Facilities and the Existing Credit Facility in connection with the Company’s acquisition of DRC.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01. Other Events.

On January 31, 2014, the Company issued a press release announcing, among other things, that it had completed the Merger. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The applicable financial statements of DRC required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The applicable pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Engility Holdings, Inc. on December 23, 2013)*

10.1	First Amendment to the Credit Agreement, dated as of January 31, 2014, among Engility Holdings, Inc., Engility Corporation, the subsidiary guarantors party thereto, each of the lenders listed on the signature pages thereto and Bank of America, N.A. (as administrative agent, swing line lender and letter of credit issuer)

99.1	Press Release issued by Engility Holdings, Inc. on January 31, 2014

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: February 3, 2014	By:	/s/ Jon Brooks
	Name:	Jon Brooks
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2013, by and among Dynamics Research Corporation, Engility Corporation and Engility Solutions, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Engility Holdings, Inc. on December 23, 2013)*

10.1	First Amendment to the Credit Agreement, dated as of January 31, 2014, among Engility Holdings, Inc., Engility Corporation, the subsidiary guarantors party thereto, each of the lenders listed on the signature pages thereto and Bank of America, N.A. (as administrative agent, swing line lender and letter of credit issuer)

99.1	Press Release issued by Engility Holdings, Inc. on January 31, 2014

*	Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.